Exhibit 99.1

NEWS RELEASE April 28, 2006

Media Contact:

Scott Blevins, Overstock.com, Inc.

+1 (801) 947-3133

sblevins@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports First Quarter 2006 Financial Results

Summary of results:

•      Q1 Total revenue: $180.2 million, up 9% versus 2005

•      Q1 Gross profits: $25.2 million, up 2% versus 2005

•      Q1 Gross margins: 14.0% compared to 14.9% in 2005

•      Q1 Net loss: $(15.9) million or $(0.82) earnings per share

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for its first quarter ended March 31, 2006.

“Chop wood, carry water.”
- Wu Li

Dear Owners,

We lost $15.9 million in Q1. I anticipate Q2 will look about the same, before we start climbing out of this hole in the second half of 2006. Our theme for this year is to slow growth during the first half of the year so we can work on improving internal business processes in preparation for stronger performance in Q4 and beyond. We continue to anticipate things will look better in Q3, and to be out of the ditch by Q4. Nothing that has happened recently suggests to me that we should change course.

Sales and operating expenses in Q1 were just what I expected, though margins were a bit lower than I anticipated. The lower margins are a function of a couple of things. Part of it stemmed from warehouse costs that were simply carryover from the systems problems that plagued us in the last part of 2005. We are currently working on an improved build-out of our Salt Lake City fulfillment warehouse, and I am hopeful

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that when we finish this in June, we will see a drop in our variable handling costs immediately. Additionally, a small amount comes from customer service costs, which again, were inflated due to our systemic problems in 2005, but also because we are emphasizing quality over cost: when our new customer service application goes live in June, I expect a significant drop in these costs.

Again, I believe that Q2 will look like this past quarter. It is going to take until Q3 to start seeing the benefits of the various technologies and platforms we have spent the last year building. I believe that our expense management (how much it costs to handle a package, a customer service call, etc.) will be much better starting in June and July. Other corporate expense management looks good. But gross margins will likely remain where they are in Q2 for other reasons. As a result of improvements in our inventory management systems, I believe we are carrying more inventory than we really need, and we plan to bring it down another $15-20 million over the next few months.

We ended Q1 with $52 million in cash and marketable securities, including $20 million of borrowings on our inventory lines. We have an additional $30 million of availability on our lines, and are continuing to reduce inventory to turn it back into cash.

In summary, I’m committed to stay the course: slowing growth while we improve our systems and enhance the service we provide to our customers. Unfortunately, Q2 will be another disappointing quarter at the bottom line; then the tide should start coming back in by Q3 and we should be afloat in Q4.

Your humble servant,

Patrick

Key financial and operating metrics

Total revenue—For the quarter ended March 31, 2006, Overstock.com reported total revenue of $180.2 million, a 9% increase from the $165.9 million reported in 2005.

Gross profit and gross margins—For the quarter ended March 31, 2006, Overstock.com reported gross profit of $25.2 million (14.0% margins), a 2% increase from the $24.8 million (14.9% margins) reported in 2005.

Net income (loss)—For the quarter ended March 31, 2006, Overstock.com reported net loss of $15.9 million, or $0.82 loss per share, compared to $4.3 million, or $0.22 loss per share, reported last year.

Overstock.com had cash and marketable securities of $51.8 million and working capital of $66.8 million on March 31, 2006.

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Gross bookings (excluding auctions and travel)—For the quarter ended March 31, 2006, Overstock.com reported gross bookings of $200.9 million, a 9% increase from the $184.2 million reported last year.

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About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ National Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the amount of the loss we are likely to incur in the second quarter of 2006, the  build-out of our Salt Lake City fulfillment warehouse, potential decreases in our supply chain costs and customer service costs, the potential benefits of the various technologies and platforms we have been building, our expense management (how much it costs to handle a package, or a customer service call, etc.), and other corporate expense management, our gross margins, the appropriate level of our inventory and our plans to reduce the amount of our inventory, the possibility that we may reduce prices, and the possibility that the tide should start coming back in by Q3 and we should be afloat in Q4, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2005, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2006
Revenue
Direct	$67,884	$79,710
Fulfillment partner	97,997	100,496

Total revenue	165,881	180,206

Cost of goods sold
Direct	58,262	70,703
Fulfillment partner	82,857	84,341

Total cost of goods sold	141,119	155,044

Gross profit	24,762	25,162

Operating expenses:
Sales and marketing	16,826	13,177
Technology	4,099	13,589
General and administrative	7,346	13,354

Total operating expenses	28,271	40,120

Operating income (loss)	(3,509)	(14,958)

Interest income	644	315
Interest expense	(1,445)	(1,267)

Net income (loss)	(4,310)	(15,910)
Deemed dividend related to redeemable common stock	(46)	(33)

Net income (loss) attributable to common shares	$(4,356)	$(15,943)

Net income (loss) per share
- basic	$(0.22)	$(0.82)
- diluted	$(0.22)	$(0.82)
Weighted average common shares outstanding
- basic	19,862	19,385
- diluted	19,862	19,385

Other data:
Shopping bookings (in 000s)	$184,215	$200,900
Travel bookings (in 000s)	$1,649	$10,611
Auction gross merchandise volume (in 000s)	$5,602	$8,079
Average customer acquisition cost (shopping)	$19.50	$19.40
Average registrant acquisition cost (auctions)	$8.26	$2.94

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31, 2005	March 31, 2006
Assets
Current assets:
Cash and cash equivalents	$56,224	$2,618
Marketable securities	55,799	49,220

Cash, cash equivalents and marketable securities	112,023	51,838
Accounts receivable, net	11,695	8,266
Inventories, net	93,269	81,351
Prepaid inventory	9,633	8,839
Prepaid expenses	8,508	10,388

Total current assets	235,128	160,682
Restricted cash	253	55
Property and equipment, net	63,914	66,279
Goodwill	13,169	13,169
Other long-term assets, net	13,449	12,770

Total assets	$325,913	$252,955

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,436	$37,101
Accrued liabilities	46,847	31,167
Line of credit	—	20,000
Capital lease obligations, current	6,683	5,618

Total current liabilities	154,966	93,886
Capital lease obligations, non-current	3,058	3,969
Convertible senior notes	74,935	75,021

Total liabilities	232,959	172,876

Redeemable common stock	3,205	2,684

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	250,939	253,976
Accumulated deficit	(96,829)	(112,772)
Treasury stock	(65,325)	(65,273)
Accumulated other comprehensive gain (loss)	962	1,462

Total stockholders’ equity	89,749	77,395

Total liabilities, redeemable securities and stockholders’ equity	$325,913	$252,955

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2005	2006	2005	2006

Cash flows from operating activities:
Net loss	$(4,310)	$(15,910)	$(6,597)	$(36,518)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	1,635	6,835	4,816	20,814
Realized (gain) loss from marketable securities	(1)	(217)	(3)	3,135
Loss on disposition of property and equipment	—	598	34	2,055
Stock-based compensation	20	958	245	1,010
Stock options issued to consultants for services	(400)	43	598	54
Issuance of common stock from treasury as compensation	251	507	251	699
Amortization of debt discount and deferred financing fees	307	139	454	452
Gain from retirement of convertible senior notes	—	—	—	(6,158)
Changes in operating assets and liabilities:
Accounts receivable, net	(752)	3,429	4,732	(928)
Inventories, net	(3,570)	11,918	(16,798)	(31,223)
Prepaid inventory	2,415	794	(6,697)	1,068
Prepaid expenses	(6,302)	(1,880)	(8,283)	(517)
Other long-term assets, net	(614)	47	(172)	(1,490)
Accounts payable	(24,200)	(64,335)	25,275	(3,680)
Accrued liabilities	346	(15,680)	13,795	7,540

Net cash provided by (used in) operating activities	(35,175)	(72,754)	11,650	(43,687)

Cash flows from investing activities:
(Increase) decrease in restricted cash	590	198	(1,012)	957
Investments in marketable securities	(125,944)	—	(216,263)	(59,599)
Sales of marketable securities	59,262	7,281	73,444	164,284
Expenditures for property and equipment	(13,030)	(6,845)	(21,364)	(38,555)
Acquisition of Ski West (net of cash acquired)	—	—	—	(24,620)
Other investments	—	(100)	—	(100)
Proceeds from the sale of property and equipment	—	—	20	1

Net cash provided by (used in) investing activities	(79,122)	534	(165,175)	42,368

Cash flows from financing activities:
Payments on capital lease obligations	(151)	(2,428)	(789)	(9,363)
Borrowings on line of credit	—	30,728	1,000	42,596
Payments on line of credit	—	(10,728)	(1,000)	(22,596)
Proceeds from the issuance of convertible senior notes	—	—	116,199	—
Payments of deferred financing fees	—	—	(301)	—
Payments to retire convertible senior notes	—	—	—	(35,670)
Proceeds from the issuance of common stock	—	—	113,064	—
Purchase of treasury stock	—	—	—	(24,133)
Purchased call options for purchase of treasury stock	(47,507)	—	(47,507)	—
Settlement of call options for cash	—	—	—	7,937
Exercise of stock options	906	1,027	3,027	7,436

Net provided by (used in) financing activities	(46,752)	18,599	183,693	(33,793)

Effect of exchange rate changes on cash	(18)	15	5	119

Net increase (decrease) in cash and cash equivalents	(161,067)	(53,606)	30,173	(34,993)
Cash and cash equivalents, beginning of period	198,678	56,224	7,438	37,611

Cash and cash equivalents, end of period	$37,611	$2,618	$37,611	$2,618

Supplemental cash flow information:
Interest paid	$586	$278	$735	$4,800
Deemed dividend on redeemable common shares	$46	$33	$186	$172
Lapse of rescission rights on redeemable common stock	$—	$554	$—	$700
Settlement of purchased call options for treasury stock	$—	$—	$—	$41,121
Equipment and software acquired under capital leases	$15,197	$2,582	$17,012	$2,823
Supplemental disclosure of non-cash activities:
Fair value of assets acquired, net of cash acquired	$—	$—	$—	$25,956
Fair value of liabilities assumed	—	—	—	(1,336)

Cash paid to purchase businesses	$—	$—	$—	$24,620